SHEPHERD VALUES GROWTH FUND

                       SHEPHERD VALUES MARKET NEUTRAL FUND

                         1793 KINGSWOOD DRIVE, SUITE 200

                             SOUTHLAKE, TEXAS 76092

                     NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            HELD ON DECEMBER 2, 1999

Dear Shareholders:

The special meeting of the shareholders of the Shepherd Values Growth Fund and the Shepherd Values Market Neutral Fund series of AmeriPrime Funds was held as scheduled on Thursday, December 2, 1999 at 10:00 a.m., Eastern Standard Time.

      However, the necessary quorum (majority) of shareholders or proxies representing shareholders were not represented at the meeting, thus the meeting was adjourned until a majority of proxies are obtained. The meeting is rescheduled for January 20, 1999.

ATTACHED IS ANOTHER COPY OF THE PROXY, YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE OR BY FAXING IT TO (317) 266-8756, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                  By Order of the Board of Trustees


                                  Kenneth D. Trumpfheller
                                  President

January 6, 2000